UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2010

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Reference is made to the Current Report on Form 8-K filed by Freescale Semiconductor, Inc. ("Freescale") on February 11, 2010. At a hearing in the Supreme Court of the State of New York (the "NY trial court") on February 16, 2010, Plaintiffs sought to enjoin Freescale's previously announced proposed amendments to its senior secured credit facility (the "Credit Facility") and the issuance of senior secured notes to repay a portion of the Credit Facility (the "Transactions").

The NY trial court ordered a hearing on February 18, 2010 to determine whether to grant a preliminary injunction enjoining Freescale from completing the Transactions. The NY trial court further ordered that Freescale is enjoined from closing the Transactions pending the hearing on February 18. The Transactions are scheduled to close on February 19, 2010. We believe the plaintiffs’ application and all of their other claims are without merit, and we intend to vigorously contest their application and the underlying litigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

February 16, 2010	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Ass't. Secretary